U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 2, 2009

UBIQUITECH SOFTWARE CORPORATION

(Exact name of small business issuer as specified in its charter)

Colorado	000-52395	20-8224855
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

7435 S. Eastern Ave., Suite 5

Las Vegas, NV 89123

(Address of principal executive offices)

(604) 418-3487

(Issuer’s Telephone Number)

Item 3.02 Unregistered Sale of Equity Securities

          Effective October 2, 2009, holders of convertible promissory notes did elect to convert their notes into shares of our Common Stock. We issued an aggregate of 5,400,000 shares of our Common Stock to eleven persons, none of whom is a resident of the United States. The conversion price was $0.0022 per share.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated October 7, 2009                                                              UBIQUITECH SOFTWARE CORPORATION

By: s/Young Yuen_____________________
Young Yuen, Chief Executive Officer

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